FIRST AMENDMENT TO THE
                    INDIANAPOLIS POWER & LIGHT COMPANY
             SUPPLEMENTAL RETIREMENT PLAN AND TRUST AGREEMENT
                FOR A SELECT GROUP OF MANAGEMENT EMPLOYEES
                      (AS LAST AMENDED AND RESTATED
                          EFFECTIVE MAY 1, 1993)



     Pursuant to Section 12.01 of the Indianapolis Power & Light Company

Supplemental Retirement Plan and Trust Agreement for a Select Group of

Management Employees (the "Plan"), as last amended and restated effective

May 1, 1993, Indianapolis Power & Light Company (the "Company") hereby further amends the Plan as follows:



     1.   Section 1.15 of the Plan is amended to provide, in its entirety,

as follows:



     Section 1.15.  Maximum Benefit Liability.  The term "Maximum Benefit

Liability" means with respect to each Participant Account established hereunder the greater of:



          (a)  the present value (as of the date of determination) of the

     Vested Portion of a Participant's Adjusted Accrued Benefit (or, if the

     payment of monthly benefits has already commenced, the remaining payments) due under Article IV to the Participant for whom such

     Participant Account is established or, if applicable, his surviving spouse, and



          (b)  with respect to a married Participant or the surviving spouse of a deceased Participant, the present value (as of the date of determination) of the Adjusted Preretirement Surviving Spouse Death

     Benefit (or, if the payment of death benefits has already commenced,

     the remaining payments) due under Article V to the surviving spouse of the Participant for whom such Participant Account is established.



In calculating the Maximum Benefit Liability as of a determination date,

the following rules are applicable:



          (c)  any reductions in the Accrued Benefits and Preretirement

     Surviving Spouse Death Benefits of Participants or their surviving spouses, where applicable, which are to be made as of the date of determination under Section 4.04 shall be given effect, whether or not the Tax Distribution payments (or distributions of Available Net

     Income not recontributed under Section 4.05) attributable to such reduction have been made as of the date of calculation; provided,

     however, that if such Tax Distribution payment is not ultimately made by the Company under Section 4.03 (or such distribution of Available

     Net Income is not ultimately made under Section 4.05), the reduction shall not be given effect in any calculations of the Maximum Benefit

     Liability of a Participant's Accrued Benefit or Preretirement

     Surviving Spouse Death Benefit which are made after the due date of the Tax Distribution payment (or distribution of Available Net

     Income); and



          (d)  the Participant's Adjusted Accrued Benefit and Adjusted

PreretirePP. PLAN 1ST AMEND.Megan J. DavisMegan J. Davishall be

computed in accordance with the 1983 Group Annuity Mortality Table.

The Maximum Benefit Liability shall be calculated and certified by an actuary designated by the Company who is acceptable to the Trustee and who is enrolled by the Joint Board for the Enrollment of Actuaries.



     2.   Section 4.03 of the Plan is amended to provide, in its entirety,

as follows:



     Section 4.03.  Tax Distribution Payments.  On or before December 20 of each calendar year in which a Participant or, if applicable, his surviving spouse is required to take amounts into income for Federal income tax purposes by reason of his participation in, or eligibility for benefits

(including benefits received under an annuity contract purchased in accordance with Article X) under this Plan, the Company shall make a Tax

Distribution payment to each Participant or, if applicable, to the surviving spouse of each deceased Participant equal to the product of:



          (a)  the amount (excluding amounts paid by the Company under this

     Section) which such Participant or, if applicable, his surviving spouse is required to recognize as income for Federal income tax purposes by reason of his participation in, or eligibility for benefits under, this Plan in such calendar year; and



          (b)  the Participant's marginal individual composite Federal,

     Indiana and Marion County income tax rate (based on the Participant's estimated aggregate Compensation from the Employer during the calendar year and taking into account the deductibility for Federal income tax purposes of state and local income taxes, if then allowable, and,

     except as otherwise provided below, without regard to Section 1(g) of the Code) in effect for the calendar year during which the amount described in (a) above is required to be recognized as income by such

     Participant; and



          (c)  one hundred percent (100%) divided by the amount by which one hundred percent (100%) exceeds the rate in (b) above expressed as a percent.



The amount of the required Tax Distribution payments shall be certified to the Company on or before December 10 of each calendar year by the actuary designated by the Company to calculate the Maximum Benefit Liability under

Section 1.15.  For purposes of determining the amount of each Tax

Distribution payment, the amount described in (a) above shall be estimated by assuming that each Participant, if applicable, shall continue his employment with the Employer for the remainder of the calendar year, each

Participant's rate of Compensation shall remain unchanged for the remainder of such calendar year and, if applicable, that the Trust Fund (including the portion of the Trust Fund attributable to Company contribution made in such calendar year) shall earn investment income, both realized and unrealized, for the period of October 31 to December 31 (or, with respect to Company contributions made after October 31 but before December 31, for the remainder of period beginning on the date of contribution and ending on such December 31) of such calendar year at the same rate of return earned by the Trust Fund for the Plan Year ending on October 31 of such calendar year; provided, however, that the assumed rate of interest to be applied against the initial Company contribution made under Section 6.01 shall be ten percent (10%).  Notwithstanding anything contained herein to the contrary, if before November 1 of a calendar year a Participant or, if applicable, his surviving spouse files a statement with the Company certifying that to the best of his or her knowledge all or a portion of his or her taxable income by reason or his or participation in this Plan shall be subject to the additional Federal income tax under Section 1(g) of the

Code and provides the Company with information which will enable the actuary designated by the Company to calculate the additional Federal income tax under Section 1(g) of the Code resulting from his participation in this Plan, including his or her estimated taxable income for such calendar year, the table in Section 1 of the Code to be used by the

Participant or, if applicable, his surviving spouse for his Federal income tax return for such calendar year and the number of personal exemptions that the Participant or, if applicable, his surviving spouse intends to claim on his or her Federal income tax return for such calendar year, the

Company shall have its actuary recalculate the amount of the Tax

Distribution payment required under this Section based on the information provided by the Participant or, if applicable, his surviving spouse, so that the amount of the Tax Distribution payment made to the Participant or,

if applicable, his surviving spouse shall equal the estimated tax liability of the Participant or, if applicable, his surviving spouse for such calendar year by reason of his participation in this Plan; provided,

however, that any adjustments in the Tax Distribution payments under this sentence shall be limited to adjustments reflecting the applicability of

Section 1(g) of the Code.  If the amount described in (a) above which was estimated for purposes of calculating the amount of any Tax Distribution payment to a Participant or, if applicable, his surviving spouse is less than the actual (a) amount, the Company shall pay to such Participant or, if applicable, his surviving spouse as soon as practicable after the end of such calendar year and in no event later than the March 15 immediately following such calendar year during which such amount was recognized as income an amount equal to the product of:



          (d)  the amount by which the actual (a) amount exceeded the estimated (a) amount; and



          (e)  the rate described in (b) above; and



          (f)  one hundred percent (100%) divided by the amount by which one hundred percent (100%) exceeds the marginal individual composite

     Federal, Indiana and Marion County income tax rate expressed as a percent (based on the Participant's estimated aggregate Compensation from the Employer during the calendar year and taking into account the deductibility for Federal income tax purposes of state and local income taxes, if then allowable) in effect for the calendar year during which such additional Tax Distribution payment is to be made.



If the amount described in (a) above which was estimated for purpose of calculating the amount of any Tax Distribution payment to a Participant or,

if applicable, his surviving spouse is greater than the actual (a) amount,

the amount of the Tax Distribution payment shall be recalculated by substituting for the estimated (a) amount the actual (a) amount, and the amount by which the Tax Distribution payment exceeds the recalculated amount shall be offset against future Tax Distribution payments due until exhausted.  Notwithstanding anything contained herein to the contrary, Tax

Distribution payments shall not be made by the Company to a married

Participant without the written consent of his spouse witnessed by a Notary

Public.



     This First Amendment to the Plan has been executed on this 30th day of

November, 1993 and shall be effective as of November 1, 1992.




                                 INDIANAPOLIS POWER & LIGHT COMPANY


                              By:  /s/ John R. Hodowal
                                  ----------------------------------
                                  John R. Hodowal, Chairman of the
                                  Board and Chief Executive Officer

ATTEST:

By:  /s/ Marcus E. Woods
    ----------------------------
     Marcus E. Woods, Secretary